UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2018

HG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 North Hamilton Street, No. 200 High Point, North Carolina		27260
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 884-7700

Stanley Furniture Company, Inc. (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On March 2, 2018, Stanley Furniture Company, Inc., now HG Holdings, Inc. (the “Company”) held a special meeting of stockholders at which the stockholders approved the sale of substantially all of the Company’s assets (the “Asset Sale”) to Churchill Downs LLC (“Buyer”), pursuant to the terms of the Asset Purchase Agreement, dated as of November 20, 2017, as amended by the First Amendment thereto dated January 22, 2017 (the “Asset Purchase Agreement”). The Company completed the Asset Sale to Buyer on March 2, 2018. See Item 2.01 for additional information about the Asset Sale.

In connection with the Asset Sale, on March 2, 2018, Buyer delivered its subordinated promissory note in the principal amount of approximately $7.4 million (the “Note”) to the Company and the Company entered into an Intercreditor and Debt Subordination Agreement (the “Subordination Agreement”) with North Mill Capital LLC (the “Lender”), the lender that provided financing under a senior secured loan facility to Buyer in connection with the Asset Sale.

Under the Note, Buyer has agreed to pay the Company the principal amount of the Note no later than March 2, 2023. The Note accrues interest at a rate of 6.00% per annum, which interest is due on the last business day of each calendar month. The Note provides for the prepayment of the principal amount of the Note following the end of each fiscal year in an amount equal to Buyer’s Excess Cash Flow. Excess Cash Flow under the Note means for any fiscal year, on a consolidated basis for Buyer, EBITDA (as defined in the Note) minus each of the following, to the extent actually paid in cash during such fiscal year, capital expenditures, taxes, dividends and distributions, interest, fees and principal payments and prepayments on the Note and other debt for borrowed money (including capitalized leases). Under the terms of the Note, Buyer has agreed to not incur any liabilities in addition to those incurred in connection with the senior secured loan facility with the Lender or to grant any liens on its assets to any party other than the Company and the Lender under the senior secured loan facility. Buyer has also agreed to certain restrictions on its ability to make certain payments, including dividends, or engage in certain material transactions without the Company’s prior written consent. The Note is secured by substantially all of the assets of Buyer as set forth in the Note.

The Note is guaranteed by Churchill Downs Intermediate Holdings, Ltd. (“Parent”), a Delaware limited liability company which holds all the membership interests in Buyer, and Stanley Furniture Company 2.0, LLC, a Virginia limited liability company (“Subsidiary”) which was acquired by Buyer as part of the Asset Sale. The Note is secured by pledges of substantially all of the assets of Parent and Subsidiary as well as all of Parent’s membership interests in Buyer and all of Buyer’s membership interest in Subsidiary. To evidence these guarantees and pledges by Buyer to the Company, the Company, Parent and Subsidiary entered into the following agreements in connection with the closing of the Asset Sale: (1) Guaranty from Parent and Subsidiary in which Parent and Subsidiary, respectively, guaranteed payment and performance of all present and future obligations of Buyer to the Company, (2) Security Agreements with Parent and Subsidiary in which Parent and Subsidiary, respectively, granted the Company a subordinated security interest in all of their respective assets; and (3) Pledge Agreements with Parent and Buyer, in which Parent and Buyer pledged all of the membership interests in Buyer and Subsidiary, respectively, to the Company as security for the payment and performance of Buyers’ obligations to the Company, including but not limited to its obligations under the Note.

Under the Subordination Agreement, the Company agreed that Buyer’s obligations under the Note, including its payment obligations, and the Company’s rights and remedies with respect to the collateral pledged by Buyer under the Note, are subordinate to Buyer’s obligations under, and the Lender’s rights with respect, to the senior secured loan facility, including the Lender’s rights with respect to the collateral to be pledged by Buyer in connection with the senior secured loan facility. Under the Subordination Agreement, the Company also agreed that until Buyer has satisfied its indebtedness to Lender and the Subordination Agreement has been terminated in accordance with its terms, the Company will not ask for or receive from Buyer any payment or distribution on account of the indebtedness that Buyer owes to the Company unless immediately before and after giving pro forma effect to any payment on the indebtedness from Buyer to the Company: (1)  Buyer has not defaulted under its senior secured loan facility with Lender; (2) the availability under its senior secured loan facility with Lender will be at least $1 million, (3) all of Buyer’s taxes are current, and (4) the combined amount of all payables and other obligations of Buyer that are then delinquent or are outside their payment terms are no more than $25,000. Availability under Buyer’s senior secured loan facility for purposes of the Subordination Agreement generally refers to the difference between (a) the lesser of an advance limit of $16 million and the value of Buyer’s borrowing base (primarily eligible accounts receivables and inventory subject to certain caps and blocks), less reserves and (b) outstanding advances under the senior secured loan facility.

 The foregoing description of the Note and Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the Note and Subordination Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On March 2, 2018, in connection with the Asset Sale, the Company terminated its Credit Agreement, dated as of October 25, 2016, as amended, with Wells Fargo Bank, National Association (“Wells Fargo”) and the related Security Agreement with Wells Fargo, dated as of October 25, 2016.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 2, 2018, the Company held a special meeting of stockholders at which the stockholders approved the Asset Sale pursuant to the terms of the Asset Purchase Agreement. The Company completed the Asset Sale to Buyer on March 2, 2018.

The Company previously disclosed the terms of the Asset Sale in its Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2017 (which included a copy of the Asset Purchase Agreement as an Exhibit to the Form 8-K) and on January 23, 2018 (which included a copy of the First Amendment to Asset Purchase Agreement as an Exhibit to the Form 8-K) and in its definitive proxy statement on Schedule 14A filed with the SEC on February 9, 2018 as supplemented on Schedule 14A filed with the SEC on February 22, 2018.

As consideration for the Asset Sale, Buyer paid a purchase price consisting of cash in the amount of approximately $10.8 million (of which approximately $1.3 million was used to pay the outstanding amount under the Company’s Credit Agreement with Wells Fargo), a subordinated promissory note in the principal amount of approximately $7.4 million, and a 5% equity interest in Buyer’s post-closing ultimate parent company, Churchill Downs Holdings Ltd., a British Virgin Islands business company. Buyer also assumed substantially all the liabilities of the Company. The liabilities retained by the Company are more fully described in the Asset Purchase Agreement and include the Separation Agreement with the Company’s former President and Chief Executive Officer and certain worker’s compensation claims associated with the Company’s restricted cash.

The Company sold substantially all of its assets as more fully described in the Asset Purchase Agreement, and retained certain assets, including cash in the amount of approximately $0.8 million (including approximately $0.6 million in restricted cash), net operating loss carryforwards, any remaining payments under the Continued Dumping and Subsidy Offset Act, and a split dollar life insurance policy for a former executive officer and related collateral assignment providing for repayment at death of premiums paid by the Company.

The foregoing description of the Asset Purchase Agreement and the Asset Sale does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, including the First Amendment thereto, which are filed as Exhibits 2.1 and 2.2, respectively and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 6, 2018, the Company received a letter (the “Nasdaq Letter”) from the Listing Qualifications Staff (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that Nasdaq has determined to delist the Company’s common stock from Nasdaq pursuant to the Staff’s discretionary authority under Listing Rule 5101. The Nasdaq Letter stated that the Staff’s determination was based on its belief that the Company is a “public shell” as a result of the Asset Sale.

The Nasdaq Letter further stated that the Company may appeal the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rules. A hearing request would stay the suspension of the Company’s common stock and the filing of the Form 25-NSE pending the Panel’s decision. Unless the Company requests an appeal, the Company’s common stock will be de-listed from Nasdaq at the opening of business on March 15, 2018 and a Form 25-NSE will be filed with the SEC, which will remove the Company’s common stock from listing and registration on Nasdaq.

The Company does not intend to appeal the Staff’s decision.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Asset Sale, Matthew W. Smith, resigned as Interim Chief Executive Officer effective March 2, 2018. Effective as of March 2, 2018, Steven A. Hale II, Chairman of the Company’s Board of Directors, was elected Chief Executive Officer of the Company with an annual salary of $1.00.

In connection with the Asset Sale, Anita W. Wimmer has advised she will terminate her employment with the Company and resign as Vice President-Finance/Corporate Controller effective March 31, 2018. Bradley G. Garner has been elected as the Company’s Principal Financial and Accounting Officer effective April 1, 2018 with an annual salary of $85,000.

Steven A. Hale II, age 34, is the founder of Hale Partnership Capital Management, LLC, an asset management firm that serves as the investment manager to certain privately held investment partnerships. Mr. Hale has held his position since 2010. From 2007 to 2010, prior to founding Hale Partnership Capital Management, LLC, Mr. Hale was an associate director with Babson Capital Management, LLC, an asset management firm, where he had responsibility for coverage of distressed debt investments across a variety of industries. From 2005 to 2007, Mr. Hale was a leveraged finance analyst with Banc of America Securities. Mr. Hale has served as a director of the Company since February 2017 and as Chairman of the Company’s Board of Directors since November 2017.

Bradley G. Garner, age 35, is the Chief Financial Officer and Partner of Hale Partnership Capital Advisors, LLC (“HP”), the manager of Hale Partnership Fund L.P., MGEN II – Hale Fund L.P., and Clark – Hale Fund, L.P., positions he has held since 2015. Prior to joining HP, from 2006 to 2015, Mr. Garner was a senior tax manager at Dixon Hughes Goodman LLP, a public accounting firm.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 2, 2018, the Company’s Board of Directors approved an amendment to the Company’s Restated Certificate of Incorporation to change the name of the Company to HG Holdings, Inc. The amendment became effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware on March 2, 2018. The Certificate of Amendment, dated March 2, 2018, is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Special Meeting”) of the Company was held on March 2, 2018. The proposals listed below were submitted to a vote of stockholders and are described in more detail in the Company’s in its definitive proxy statement on Schedule 14A filed with the SEC on February 9, 2018 as supplemented on Schedule 14A filed with the SEC on February 22, 2018.

1. The Company’s stockholders approved the Asset Purchase Agreement, the sale of substantially all of Stanley’s assets as contemplated by the Asset Purchase Agreement and the other transactions contemplated by the Asset Purchase Agreement (the “Asset Sale Proposal”). The Asset Sale Proposal was approved by the following vote:

For	Against	Abstain

10,524,768	225,106	8,106

2. The Company’s stockholders approved, on an advisory, non-binding basis, certain compensation that has, will or may be paid or become payable to the Company’s named executive officers in connection with the Asset Sale. This proposal was approved by the following vote:

For	Against	Abstain

10,425,385	322,262	10,333

There was no vote on the proposal to adjourn or postpone the Special Meeting to solicit additional proxies for approval of the Asset Sale Proposal as adjournment or postponement of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to approve the Asset Sale Proposal.

There were no broker non-votes with respect to any of these matters.

Item 8.01     Other Events.

On March 2, 2017, the Company issued a press release announcing the closing of the Asset Sale. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

(b) Pro Forma Financial Information

The Company’s unaudited pro forma consolidated financial information for the year ended December 31, 2016 and the nine months ended September 30, 2017 included in the Company’s definitive proxy statement filed with the SEC on February 9, 2018, beginning on page 14 is incorporated herein by reference.

(d) Exhibits

2.1

Asset Purchase Agreement, dated as of November 20, 2017, by and between Churchill Downs, LLC and Stanley Furniture Company, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on November 20, 2017).*

2.2

First Amendment to Asset Purchase Agreement, dated as of January 22, 2018, by and between Churchill Downs, LLC and Stanley Furniture Company, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 23, 2018)*

3.1	Certificate of Amendment of Restated Certificate of Incorporation.

10.1	Subordinated Promissory Note, dated March 2, 2018, of Churchill Downs LLC in favor of Stanley Furniture Company, Inc.

10.2	Intercreditor and Debt Subordination Agreement, dated March 2, 2018, between Stanley Furniture Company, Inc. and North Mill Capital LLC.

99.1	Press release dated March 2, 2018.

99.2

Unaudited pro forma consolidated financial information of the Company for the year ended December 31, 2016 and the nine months ended September 30, 2016 (incorporated by reference to the Company’s definitive proxy statement filed on February 9, 2018).

* Certain schedules to these agreements have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules and/or exhibits will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC. (formerly known as Stanley Furniture Company, Inc.)

Date: March 8, 2018	By:	/s/ Anita W. Wimmer
Anita W. Wimmer
Vice President of Finance
(Principal Financial and Accounting Officer)